Exhibit (g)(23)

EIGHTH AMENDMENT TO THE

EXCHANGE LISTED FUNDS TRUST

ETF CUSTODY AGREEMENT

THIS EIGHTH AMENDMENT effective as of the last date on the signature page (the “Effective Date”), to the ETF Custody Agreement dated as of March 3, 2026, as amended (the “Agreement”), is entered into by and between EXCHANGE LISTED FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following funds:

•	KICK CPU Index ETF
•	KICK Space Data Center & Infrastructure Index ETF

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to reflect the following name change:

•	xETFs International Semiconductor Index ETF (f/k/a xETFs International Semiconductor ETF)

WHEREAS, Section 15.03 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

EXCHANGE LISTED FUNDS TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Richard Malinowski	By:	/s/ Elizabeth Scalf
Name:	Richard Malinowski	Name:	Elizabeth Scalf
Title:	President	Title:	Senior Vice President
Date:	October 29, 2026	Date:	10/30/2026

EXHIBIT A

Custody Agreement

Separate Series of Exchange Listed Funds Trust

Name of Series

xETFs BMNR Daily Income ETF

xETFs COIN Daily Income ETF

xETFs HOOD Daily Income ETF

xETFs MSTR Daily Income ETF

xETFs NVDA Daily Income ETF

xETFs PLTR Daily Income ETF

xETFs TSLA Daily Income ETF

PurePlay Nvidia Ecosystem Picks & Shovels Index ETF

Integrity Dividend Harvest ETF

Skylar Electricity Futures ETF

ARIA Opportunities ETF

xETFs NVDA Upside Boost ETF

xETFs TSLA Upside Boost ETF

xETFs U.S. Large Cap Upside Boost ETF

xETFs AI Bottlenecks ETF

xETFs International Semiconductor Index ETF

KICK CPU Index ETF

KICK Space Data Center & Infrastructure Index ETF

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